Exhibit 99.1

Sovereign Bancorp                                   News Release

FOR IMMEDIATE RELEASE

February 12, 2001

  Dennis S. Marlo   (610) 320-8437   Dmarlo@Sovereignbank.com
  Mark R. McCollom  (610) 208-6426   Mmccollo@Sovereignbank.com
  Robert E. Bond    (610) 988-0300   Rbond@Sovereignbank.com

Corporate Headquarters: 2000 Market Street, Philadelphia, PA

                       SOVEREIGN ANNOUNCES
                      SALE OF SENIOR NOTES

          PHILADELPHIA, PA... Sovereign Bancorp, Inc.
("Sovereign") (NASDAQ/NMS:SVRN), parent company of Sovereign Bank, today announced that it had agreed, after the close of business on Friday February 9, 2001, to sell $175 million of senior unsecured notes due March 15, 2004 to Lehman Brothers. The notes bear interest at 8 5/8% and are priced at 99.886% of par to yield 8.663%. The closing of the sale is subject to the satisfaction of customary closing conditions.

          A copy of the prospectus may be obtained from Lehman
Brothers. at Three World Financial Center, New York, NY 10285.